EX-99.h.6

                                    AMENDMENT
                                       TO
                            ADMINISTRATION AGREEMENT
                                     BETWEEN
                            JNL VARIABLE FUND III LLC
                                       AND
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC


         This AMENDMENT is made by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company ("Administrator"), and JNL VARIABLE FUND III LLC, a Delaware limited liability company ("JNL Variable Fund").

         WHEREAS, the Administrator and the JNL Variable Fund entered into an Administration Agreement dated as of January 31, 2001 ("Agreement"), whereby the Administrator agreed to provide certain administrative services to the investment portfolios of the JNL Variable Fund III LLC (each a "Fund"); and

         WHEREAS, in order to reflect a change in sub-adviser, the names of the Funds have been changed.

         NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

1. Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated September 25, 2003, attached hereto.

2. Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated September 25, 2003, attached hereto.

         IN WITNESS WHEREOF, the Administrator and the JNL Variable Fund have caused this Amendment to be executed as of this 25th day of September, 2003.

JACKSON NATIONAL ASSET              JNL VARIABLE FUND III LLC
MANAGEMENT, LLC


By:                                        By:
     ---------------------------------           -----------------------------

Name:   Mark D. Nerud                      Name: Robert A. Fritts
        ------------------------------           -----------------------------

Title:   Chief Financial Officer           Title:  President


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                                   SCHEDULE A
                            DATED SEPTEMBER 25, 2003


                       JNL/Curian The DowSM Target 10 Fund

                                   SCHEDULE B
                            DATED SEPTEMBER 25, 2003

         Fund                                                  Fee
         ----                                                  ---

JNL/Curian The DowSM Target 10 Fund                           .15%